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                                    Exhibit 3

                                  NATINCO S.A.

                             Societe Anonyme Holding

15, rue de la Chapelle        L-1325 Luxembourg

Your reference     From      Our reference      Luxembourg, le

                                 POWER OF ATTORNEY

The undersigned Henri GRISIUS and John SEIL, acting in our capacity as managers of NATINCO S.A., 15, rue de la Chapelle, Luxembourg, irrevocably grant to:

     Mr. Edouard GIVEL, residing at CH-1247 Anieres, 31, Chemin des Courbes, in accordance with the law, the following powers valid until June 30, 2002 with respect to the interest held in TEKELEC, with its headquarters located at 26580 West Agoura Road, Calabasas, California 91302, United States:

- to represent the corporation in connection with the public offering in the United States of common stock of TEKELEC corporation,
- to represent the corporation in all annual meetings, board meetings or meetings of any nature whatsoever,
-    to keep apprised of all documents and information,
-    to subscribe to any capital increase,
-    to draw up all requests or complaints, to participate in all discussions,
-    to prepare all reports or confirmations, to render all advice,
-    to sign all timesheets, documents or forms whatsoever,
- to issue all votes, to respond, to participate, to take all measures to safeguard the rights of the corporation or enhance them,
-    more generally, to perform all acts which are necessary.

Executed at Luxembourg,
February 4, 2000
                                   NATINCO S.A.
                                   Societe Anonyme Holding

                                   Henri Grisius          John Seil
                                   ------------------     ---------------
                                   Henri GRISIUS          John SEIL
                                   Manager                Manager


                                            RC Luxembourg B 9018

The undersigned represent that the foregoing is a fair and accurate English translation of a document in the French language.

                                   Henri Grisius          John Seil
                                   ------------------     ---------------
                                   Henri GRISIUS          John SEIL
                                   Manager                Manager